Malizia Spidi & Fisch, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                            1900 SOUTH ATHERTON STREET
SUITE 340 WEST                                                         SUITE 101
WASHINGTON, D.C.  20005                                  STATE COLLEGE, PA 16801
(202) 434-4660                                                    (814) 272-3502
FACSIMILE: (202) 434-4661                              FACSIMILE: (814) 272-3514


May 25, 2005

Board of Directors
Teche Holding Company
1120 Jefferson Terrace Boulevard
New Iberia, Louisiana 70560

            RE:    Registration Statement on Form S-8:
                   Teche Holding Company 2004 Stock-Based Incentive Plan
                   -----------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Teche Holding Company, a Louisiana company (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 200,000 shares of common stock, par value $.01 per share (the "Common Stock") of the Company which may be issued (i) upon the exercise of options for up to 150,000 shares of Common Stock granted under the Teche Holding Company 2004 Stock-Based Incentive Plan (the "Plan"), and (ii) upon the award of up to 50,000 stock awards for shares of Common Stock under the Plan, as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                                   Sincerely,



                                                   /s/Malizia Spidi & Fisch, PC
                                                   ----------------------------
                                                   Malizia Spidi & Fisch, PC